                                                                   Exhibit 10.11

Amended and Restated Demand Note
[GRAPHIC OMITTED]


$ 34,000,000.00 February 16, 1999

FOR VALUE RECEIVED, ASSOCIATED INVESTMENTS, INC., a Delaware corporation (the "Borrower"), with an address at 300 Delaware Avenue, Suite 564, Wilmington, Delaware 19801, promises to pay ON DEMAND to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of THIRTY-FOUR MILLION AND 00/100 DOLLARS $34,000,000.00) the ("Facility"), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to the Federal Funds Rate plus seventy (70) basis points (.70%). "Federal Funds Rate" shall mean, for any day,
(i) the interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Bank (such determination to be conclusive absent manifest error) to be equal to the weighted average of rates on federal funds transactions among members of the Federal Reserve System arranged by Federal funds brokers at or about 9:00 a.m. (Philadelphia, Pennsylvania time) on such day; provided however, that if such day is not a business day, the Federal Funds Rate for such day shall be such rate for such transactions on the immediately preceding business day, or (ii) if no such rates shall be quoted by Federal funds brokers at such time, such other rate (not to exceed one-half of one percentage point below the Prime Rate, as defined below) as determined by the Bank in accordance with its usual procedures (such determination to be conclusive absent manifest error). If and when the Federal Funds Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Payment Terms. The outstanding principal balance and accrued but unpaid interest shall be due and payable ON DEMAND; provided, however, that Bank shall provide the Borrower four (4) business days prior written notice of demand, except in the event of (i) commencement of a bankruptcy, insolvency or similar proceeding by or against Borrower or against The Associated Group, Inc. (Borrower's parent), or (ii) acceleration of any other indebtedness for borrowed money of Borrower, in which event no such notice is required and Bank may make immediate demand for repayment hereunder. Accrued interest will be due and payable in the absence of demand on the last day of each fiscal quarter. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE SUBJECT TO THE PRIOR NOTIFICATION PROVISIONS SET FORTH IN THE FIRST SENTENCE OF THIS PARAGRAPH.

Any payment of principal or interest under this Note must be received by the Bank by 2:00 p.m. prevailing Eastern Time on a business day in order to be credited on such date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including reasonable attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3. Default Rate. From and after four (4) business days following written notice of demand, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) equal to two (2) percentage points above the Prime Rate but not more than the maximum rate allowed by law (the "Default Rate"). As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

5. Other Loan Documents. This Note is issued in connection with that certain Amended and Restated Pledge Agreement executed by the Borrower in favor of the Bank, dated as of November 15, 1996, and the other documents referred to therein, the terms of which are incorporated herein by reference (as such documents may be amended, modified, renewed or restated from time to time, the "Loan Documents"), and is secured by the property described in the Loan Documents.

6. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, (a) all IRA, Keogh, and trust accounts, and (b) any of Borrower's custody accounts with PNC Bank, Delaware (other than the custody account containing the collateral pledged to the Bank as security for this Note). Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

7. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

8. Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Amended and Restated Demand Note in the principal amount of $32,000,000.00, payable to the order of the Bank and dated January 06, 1999 (the "Existing Note"). However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower's unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to the Borrower's obligations hereunder and under any other document relating hereto.

9. Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL] ASSOCIATED INVESTMENTS, INC.


Attest:_______________________________   By:   ________________________________

Print Name:___________________________   Print Name:___________________________

Title:________________________________   Title:________________________________